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                                                                      EXHIBIT 5

                   [Letterhead of Rosenberg & Liebentritt, P.C.]



                              June 5, 1998

Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

     We are acting as counsel for Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the proposed issuance by the Company of awards of, or options to purchase, 8,000,000 common shares of beneficial interest of the Company, $.01 par value per share (the "Common Shares"), in connection with the Equity Residential Properties Trust Fourth Amended and Restated 1993 Share Option and Share Award Plan (the "Plan"), 5,600,000 of such Common Shares have been registered previously and 2,400,000 of such Common Shares (the "Option Shares") are currently being registered pursuant to the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (Section ) 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Second Amended and Restated Declaration of Trust, as amended, of the Company, as certified by the Maryland State Department of Assessments and Taxation on June 2, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. The Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     5. Resolutions of the Board of Trustees of the Company adopted on March 2, 1998 and approved by the shareholders of the Company on May 14, 1998, relating to the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.


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Board of Trustees
Equity Residential Properties Trust
Page 2


     6. The forms of option agreements (the "Option Agreements") and Share Awards (as defined in the Plan), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     7. Such other records, certificates, documents and matters of law as we have deemed necessary to render this opinion.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as EXHIBIT A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, and, with respect to Share Awards (as defined in the Plan), subject to the forfeiture provisions set forth in Section 5 of the Plan, the Option Shares will be validly issued, fully paid and nonassessable under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                 Very truly yours,

                                                 ROSENBERG & LIEBENTRITT, P.C.

                                                 /s/ William C. Hermann
                                                 Vice President

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                                                                EXHIBIT A

                       [Letterhead of Hogan & Hartson L.L.P.]



                                    June 5, 1998



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of 2,400,000 common shares of beneficial interest, $.01 par value per share ("Option Shares"), on Form S-8 (the "Registration Statement"), issuable under the Company's Fourth Amended and Restated 1993 Share Option and Share Award Plan (the "Plan"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Second Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation on June 2, 1998 and the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. Resolutions of the Board of Trustees of the Company adopted on March 2, 1998 and resolutions of the shareholders of the Company approved at the Annual Meeting of Shareholders held on May 14, 1998, relating to the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.


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Rosenberg & Liebentritt, P.C.
June 5, 1998
Page 2

     5. Forms of option agreements and share awards (as defined in the Plan), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     6. The Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that when issued in accordance with the terms of the Plan, and, with respect to Share Awards (as defined in the Plan), subject to the forfeiture provisions set forth in Section 5 of the Plan, the Option Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of the Registration Statement on the date of this opinion letter. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                            Very truly yours,


                                            /s/ Hogan & Hartson L.L.P.

                                            HOGAN & HARTSON L.L.P.